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                                                                  Exhibit 10.15

                         SHONEY'S, INC.

                      STOCK PURCHASE PLAN
                 (As Amended effective 12/17/96)


                      PURPOSE OF THE PLAN

     The Shoney's, Inc. Employee Stock Purchase Plan (the "Plan") is intended to promote the interests of Shoney's, Inc. (the "Company") and its shareholders by encouraging employees of the Company and its Subsidiaries, as hereinafter defined, to own, and to increase their ownership of, the Company's stock, thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Company's continued success and progress. The Plan is intended to be administered as a qualified "employee stock purchase plan" under
Section 423 of the Internal Revenue Code, and provisions of the Plan will therefore be construed in a manner that will comport with Section 423 of the Code.

                    STATEMENT OF THE PLAN

     1. NAME. The Plan shall be known as the Shoney's, Inc. Employee Stock Purchase Plan.

     2. DEFINITION OF TERMS. In addition to words and terms that may be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms:

          "Anniversary Date" shall mean each January 1 on and after January 1, 1986.

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Closing Market Price" shall mean the price of the last trade of the Company's Common Stock as reported by the New York Stock Exchange ("NYSE"); provided that, if there shall be any material alteration in the present system of reporting sales prices of such stock, or if such stock shall no longer be listed on the NYSE, the market value of the stock as of a particular date shall be determined in such a method as shall be determined by the Compensation Committee of the Board.

          "Committee" shall mean the Compensation Committee of the Board.


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          "Common Stock" shall mean the common stock of the Company, having a par value of $1.00 per share.

          "Contribution Account" shall mean the account established on behalf of a Member to which shall be credited the amount of the Member's contribution, pursuant to section 6.

          "Effective Date" shall mean January 1, 1986.

          "Employee" shall mean each current or future employee of an Employer.

          "Employer" shall mean the Sponsoring Employer, its successors and assigns, any majority owned Subsidiary of the Sponsoring Employer, and any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exercise Date" shall mean the last trading date of any Plan Year on the NYSE.

          "Grant Date" shall mean the first trading date of any Plan Year on the NYSE.

          "Issue Price" shall mean the price of the stock to be charged to participating members at the Exercise Date. The "Issue Price" shall be subject to a minimum as outlined in section 7.

          "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in section 5.

          "Member's Contribution Rate" shall be an exact number of dollars elected by the member to contribute by regular payroll deduction to his or her Contribution Account as outlined in section 6.

          "Officer" shall have that meaning set forth in Title 17 of the Code of Federal Regulations, Sec. 240.16a-1(f).

          "Plan Year" shall mean a twelve (12) month period beginning on the first day of January and ending on the last day of December.

          "Plan Year Average Price" shall mean the arithmetic average of the Closing Market Price on the first trading day of each of the twelve (12) months of the Plan Year.


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          "Request for Participation" shall mean the form that must be filed with such officer of the Sponsoring Employer as is designated by the Committee. The Request for Participation shall request and include such information as may be prescribed from time to time by the Committee.

          "Sponsoring Employer" shall mean the Company.

          "Sponsoring Employer Stock" shall mean those shares of Sponsoring Employer's Common Stock which pursuant to Section 4 are reserved for issuance under the Plan.

          "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall consist of not less than three members. The Committee shall be appointed by the Board from its membership. Members of the Committee shall not be eligible to participate in the Plan.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the shareholders of the Company. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

     No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any option granted under the Plan.

     4. SHARES SUBJECT TO PLAN. The Company, from time to time, may issue an aggregate of 2,918,730* shares of Common Stock pursuant to the Plan, subject to adjustment as provided in section 10. The shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury.

     5. ELIGIBILITY. Each Employee shall become eligible to be a Member if employed on or before November 30 immediately preceding the next Anniversary Date; provided, however, that an Employee shall not be eligible to be a Member who, on the Grant Date or immediately thereafter in the Plan Year, owns, directly or indirectly (within the meaning of Section 423(b)(3) of the Code) 5 percent or more of the total combined voting power or value of all


*Adjusted for stock splits and 1988 recapitalization.


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classes of stock of the Company, its parent corporation or its subsidiaries.

     Each Employee who is eligible to become a Member shall be furnished a summary of the Plan and a Request for Participation. If such Employee elects to become a Member hereunder, the Employee shall complete such form and submit it to his/her Employer, to be received no later than November 30 prior to the next Anniversary Date. If any Employee does not elect to become a Member in any given Plan Year the Employee may elect to participate on any future Anniversary Date so long as the Employee continues to meet the eligibility requirements. Upon becoming a Member, said Member shall be bound by the terms of this Plan, including any amendments hereto.

     This Plan will not be deemed to constitute a contract between an Employer and any Member or to be a consideration of an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Member of the Plan.

     6. CONTRIBUTIONS. In order to participate in this Plan, an Employee must authorize his/her Employer to deduct through a payroll deduction an exact number of whole dollars per week. The minimum deduction shall be $10.00 per week and the maximum deduction shall be $440 per week. This weekly amount is the Member's Contribution Rate. Such authorization shall be in writing and on such forms as provided by the Sponsoring Employer. Such deductions shall begin as of the first pay period on or after the first day of the Plan Year and continue for forty-eight weeks (48) weeks. No further payroll deductions shall be made during any Plan Year after such forty-eight (48) week period. For all purposes of this Plan, such contributions shall be deemed a part of the Member's Contribution Account. Employee contributions will not be permitted to begin at any time other than the beginning of a Plan Year. No interest shall accrue on any amounts withheld under this Plan.

     The Member's Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the member in writing on such forms as provided by the Sponsoring Employer and filed with the Sponsoring Employer at least thirty-one (31) days prior to the next Anniversary Date; provided, however, that a Member's Contribution Rate may not be increased or decreased during a Plan Year.

     At any time during the Plan Year, a member may notify the Sponsoring Employer he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by


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the Sponsoring Employer and shall become effective as of a date not more than thirty (30) days following its receipt by the Sponsoring Employer. Any Officer that discontinues his/her contributions during any Plan Year may not again become a Member until the next Plan Year that is at least six (6) months from the date that such Officer discontinued his/her contributions.

     Members may elect to withdraw their contributions, in full, at any time during the Plan Year. However, if contributions are withdrawn during the Plan Year no further contributions will be permitted during the Plan Year and, in the case of Officers, any Officer withdrawing his/her contributions during any Plan Year may not again become a Member until the next Plan Year that is at least six
(6) months from the date of withdrawal of such Officer.

     In the event an Employee resides in a jurisdiction in which payroll deductions are prohibited, the Committee may provide alternative methods for an Employee to make contributions and to participate in the Plan.

     7. DETERMINATION OF PRICE. The Issue Price of the Sponsoring Employer Stock under this Plan shall be 85% of the lower of: (i) the Closing Market Price on the Exercise Date (including any Special Exercise Date); or (ii) the Plan Year Average Price. If, however, the Plan Year Average Price is less than both the Closing Market Prices on the Grant Date and Exercise Date, the Issue Price shall be 85% of the lower of the Closing Market Prices on: (i) the Grant Date; or (ii) the Exercise Date. The Issue Price is further subject to a "Minimum Issue Price" for any Plan Year, which is the book value of Common Stock at the close of the most recent four-week accounting period preceding the first day of the Plan Year. In the event the Issue Price on the Exercise Date of the Plan Year is equal to or less than the Minimum Issue Price, the payroll deductions for that year credited to a Member's Contribution Account shall be returned unless the Member notifies the Employer to leave said deductions in the Member's Contribution Account.

     8. PURCHASE OF SHARES. On each Exercise Date, the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock, determined by dividing the Issue Price defined in
Section 7 into the Member's Contribution Account. The Sponsoring Employer Stock certificates purchased hereunder shall be issued as soon as practicable after the date of such purchase. Any amount in a Member's Contribution Account at the end of the Plan Year that is not used to purchase Sponsoring Employer Stock shall be paid to the Member (without interest) as


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soon as administratively practicable after the end of the Plan Year; provided, however, that if the only amount remaining in a Member's Contribution Account at the end of the Plan Year is an amount representing a fractional share, such amount shall remain in the Member's Contribution Account to be used in the next Plan Year, unless the Member requests return of such amount. If the total number of shares to be purchased by all Members at any time exceeds the number of shares authorized under this Plan, a pro-rata allocation of the available shares will be made among all Members based on the amount of their respective Contribution Accounts as of the Exercise Date. In no event may any member, during a Plan Year, purchase Sponsoring Employer Stock (under this Plan and all other employee stock purchase plans established by the company, its parent or its subsidiaries) having a fair market value (determined at Grant Date) of more than twenty-five thousand dollars ($25,000). If a Member or former Member disposes of a share of Sponsoring Employer Stock obtained under the Plan (i) prior to two (2) years after the Grant Date of such share, or (ii) prior to six months (one year for stock purchased on Exercise Dates commencing December 31, 1988) after the Exercise Date of such share, then that Member or former Member must notify the Sponsoring Employer immediately of such disposition in writing.

     9. TERMINATION OF EMPLOYMENT. The rights of any Member shall immediately terminate upon termination of employment with the Company or Subsidiary of the Company, except when such termination of employment is caused by the Member's death at any time ("Death"), or by the Member's disability or retirement within three (3) months of the Exercise Date ("Disability" or "Retirement"). In the event of termination of employment for any reason other than Death, Disability or Retirement, the balance of the Member's Contribution Account shall be paid immediately to such Member, without interest, and the Member shall have no right to have shares purchased for the Member's account on the Exercise Date of such Plan Year. In the event of termination of employment by reason of Death, Disability or Retirement, no further contributions on behalf of the Member shall be made. The personal representative of the Member, in the event of Death, or the Member, in the event of such Disability or Retirement, may elect to withdraw the balance in said Member's Contribution Account by notifying the Employer in writing before the last day of the Plan Year; in the event no election to withdraw is made, the balance accumulated in the Member's Contribution Account shall be used to purchase shares of the Sponsoring Employer's Stock in accordance with Section 8, provided that money representing a fractional share shall be paid to the Member or the Member's personal representative and may not be used in the next Plan Year. For purposes of this section, a Member shall be considered to be subject to a disability when such Member is disabled within the meaning of Code Section 22 (e) (3).

     10.  CAPITAL ADJUSTMENTS. The Issue Price of shares of Common
Stock and the total number of shares that may be sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company.

     11. REORGANIZATION OF THE COMPANY. In the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not a surviving corporation or in which the Company is or will thereby become a subsidiary of another corporation, the following shall apply:


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          (a) There shall be a Special Exercise Date as of the date which shall be fifteen (15) days prior to the scheduled dissolution, liquidation or Reorganization; provided, that if the use of such date is not feasible for any reason, then the Special Exercise Date shall be such reasonably proximate date as may be designated by the Committee as being practicable in the circumstances.

          (b) On any Special Exercise Date, the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock, determined by dividing the Issue Price defined in Section 7 into the Member's Contribution Account. The Sponsoring Employer Stock certificates purchased hereunder shall be issued as soon as practicable after the date of such purchase. Any money remaining in a Member's Contribution Account after a Special Exercise Date shall be returned to the Employee.

          (c) As herein used, the term "Reorganization" shall mean any merger, consolidation, sale of all or substantially all of the assets of the Company, or the sale of securities of the Company pursuant to an agreement, to which the Company is a party, under which the Company is or will thereby become a subsidiary of another corporation.

          (d) This Plan shall terminate on the occurrence of any dissolution, liquidation or Reorganization of the Company, and, in any such event, there shall be no further contributions and the Members shall have no further rights hereunder except to receive any Common Stock (or any other securities or property into which the same may have been converted) which remain to be distributed to them in accordance with the provisions hereof.

     12. RESERVATION AND DELIVERY OF SHARES. The Company, during the term of any options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the options granted under the Plan. If in the opinion of its counsel, the issuance or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

     13. EVENT OF DEFEASANCE. Any rights granted hereunder are specifically made subject to defeasance by the failure of the shareholders of the Company to approve the Plan within a period of twelve months from the date the Plan is adopted by the Board.


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     14. SECURITIES LAWS. Upon any sale of Common Stock hereunder at a time when there is not in effect under the Securities Act of 1933, as amended, a current registration statement relating to the shares of Common Stock to be received upon such exercise, the Member shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said shares evidencing the restrictions on transfer under said Act and the issuance of stop-transfer instructions by the Company to its transfer agent with respect thereto. No shares of Common Stock shall be issued or sold upon the exercise of any option unless and until the then applicable requirements of the Securities Act of 1933, the Tennessee Business Corporation Act, the Tennessee Securities Act of 1933, the Tennessee General Corporation Act, the Tennessee Securities Act of 1980, as any of the same may be amended, the rules and regulations of the Securities Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to the Company, and the rules and regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.

     15. NO RIGHTS AS SHAREHOLDER. A Member shall not have any rights as a shareholder with respect to any shares hereunder until on or after the Exercise Date for such shares. No adjustment shall be made on the issuance of a stock certificate to a Member as to any dividends or other rights for which the record date occurred prior to such Exercise Date.

     16. NONTRANSFERABILITY OF RIGHT TO PURCHASE. The right of an Employee electing to become a Member hereunder to purchase shares of the Company's Common Stock under the Plan shall be exercisable during the Member's lifetime only by the Member, and shall not be assignable or transferable by the Member other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

     17. INDEMNIFICATION AND EXCULPATION. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his/her lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him/her, he/she shall in writing give the


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Company an opportunity, at its expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him/her or hold him/her harmless. Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself/herself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken, or any omission to act, when any such determination, action or omission is made in good faith. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of and any and all rights and claims against the Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits by the Employers under this Plan.

     18. USE OF PROCEEDS. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     19. AMENDMENT AND DISCONTINUANCE. The Board or the shareholders of the Company may terminate or amend the Plan in any respect at any time, except that without the approval of the shareholders, the total number of shares that may be sold under the Plan may not be increased (except by adjustment pursuant to section 10), the provisions of section 5 regarding eligibility may not be modified, the price at which shares may be purchased hereunder may not be reduced (except by adjustment pursuant to section 10), and the provisions of this section 19 may not be changed.

     20. GENERAL. Except as the same may be governed by the Code and any applicable federal securities laws, the Plan and any options granted hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee. As herein used, the singular number shall include the plural, the plural, the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not


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affect the validity, meaning or enforceability of any provision of the Plan. All references herein to "section" or "paragraph" shall mean the appropriately numbered section or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.


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